As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3900 Houston, Texas 77002 (713) 574-1880
(Address of principal executive offices) (Zip Code)

NEXTDECADE CORPORATION 2017 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Vera de Gyarfas, General Counsel NextDecade Corporation 1000 Louisiana Street, Suite 3900 Houston, Texas 77002
(Name and address of agent for service)

(713) 574-1880
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ryan J. Maierson

Latham & Watkins LLP

811 Main Street, Suite 3700
Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

NextDecade Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 6,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the NextDecade Corporation 2017 Omnibus Incentive Plan, as amended (the “Plan”), which increase in shares of Common Stock was approved by the Registrant’s stockholders at its Annual Meeting of Stockholders on June 1, 2023.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on December 15, 2017 (File No. 333-222082), November 8, 2019 (File No. 333-234596), March 26, 2021 (File No. 333-254761), July 15, 2021 (File No. 333-257928), and June 24, 2022 (File No. 333-265827) are hereby incorporated by reference into this Registration Statement on Form S-8 (except to the extent expressly superseded herein).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023;

●

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023;

●	Our Current Reports on Form 8-K as filed with the SEC on February 3, 2023, June 1, 2023, June 14, 2023, July 12, 2023, July 27, 2023 and August 7, 2023;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023; and

●

The description of Common Stock included in the Registration Statement on Form 8-A filed with the SEC on February 9, 2015 (File No. 001-36842), as amended by the Registration Statement on Form 8-A/A filed with the SEC on March 18, 2015, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017)

4.2	Amended and Restated Bylaws, as amended March 3, 2021 (Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1, filed June 24, 2022)

4.3	Specimen Common Stock certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K, filed March 3, 2020)

5.1*	Opinion of Latham & Watkins LLP

10.1**	NextDecade Corporation 2017 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-8, filed December 15, 2017)

10.2**	Amendment of the NextDecade Corporation 2017 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed June 16, 2021)

10.3**	Amendment of the NextDecade Corporation 2017 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed June 22, 2022)

10.4**	Amendment of the NextDecade Corporation 2017 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed June 1, 2023)

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

** Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 15, 2023.

NEXTDECADE CORPORATION
By:	/s/ Brent E. Wahl
Brent E. Wahl
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of NextDecade Corporation hereby constitutes and appoints Brent Wahl and Vera de Gyarfas, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement of NextDecade Corporation on Form S-8 and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on August 15, 2023.

Name	Title

/s/ Matthew K. Schatzman	Chairman of the Board and Chief Executive Officer
Matthew K. Schatzman	(Principal Executive Officer)

/s/ Brent E. Wahl	Chief Financial Officer
Brent E. Wahl	(Principal Financial Officer)

/s/ Eric Garcia	Senior Vice President and Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

/s/ Brian Belke	Director
Brian Belke

/s/ Frank Chapman	Director
Frank Chapman

/s/ Seokwon Ha	Director
Seokwon Ha

/s/ Avinash Kripalani	Director
/s/ Avinash Kripalani

/s/ Giovanni Oddo	Director
Giovanni Oddo

/s/ Edward Andrew Scoggins, Jr.	Director
Edward Andrew Scoggins, Jr.

/s/ William Vrattos	Director
William Vrattos

/s/ Spencer Wells	Director
Spencer Wells